UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2009

CELGENE CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-16132	22-2711928
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 18, 2009, the Management Compensation and Development Committee of the Board of Directors, or the Compensation Committee, of Celgene Corporation, or the Company, approved a resolution to establish the performance measures for the 2009 – 2011 Long Term Incentive Plan, or LTIP, establish the 2009 goals under the Management Incentive Plan, or MIP, and increase the annual base salary and target bonus under the LTIP and MIP programs of certain named executive officers of the Company.

In 2003, the Company established the LTIP program, which is a long-term program designed to provide key officers and executives with specified incentive opportunities contingent upon achievement of pre-established corporate performance objectives and continued employment. The goals of the program are to create focus on key long-term objectives over time while creating a retention vehicle to ensure management continuity in key functional areas. The 2009 – 2011 LTIP, or the 2009 Cycle, began on January 1, 2009 and will end on December 31, 2011. Performance measures for the 2009 Cycle are based on the following components: 25% on earnings per share, 25% on net income and 50% on revenue. For the 2009 Cycle, performance awards will be expressed as a percentage of annual base salary. Although the Compensation Committee reserves the right at the time of payment to pay these awards in the form of cash or shares, it is anticipated that they will be payable in cash

The MIP is designed to provide a variable cash compensation component for executives and employees who achieve annual corporate, business unit and individual goals. Employee goals are set annually based upon corporate-wide objectives to focus and motivate employees to achieve key business targets and to create employee ownership. Executive goals are based exclusively on achievement of key performance measures, and for 2009, will include components related to earnings, revenue and certain specified milestones.

The Compensation Committee approved the following increases in annual base salary and target bonus under LTIP and MIP:

•	Sol J. Barer, Ph.D., Chief Executive Officer: effective May 1, 2009, an increase in annual base salary from $971,000 to $1,101,000; an increase in the target bonus under LTIP from 100% to 125% of annual base salary; and an increase in the target bonus under MIP from 100% to 120% of annual base salary;

•	Robert J. Hugin, President and Chief Operations Officer: effective May 1, 2009, an increase in annual base salary from $750,000 to $780,000;

•	David W. Gryska, Senior Vice President and Chief Financial Officer: effective March 1, 2009, an increase in annual base salary from $507,000 to $530,000; and

•	Graham Burton, Senior Vice President, Global Regulatory Affairs, Pharmacovigilance, Corporate Quality Assurance and Compliance: effective March 1, 2009, an increase in annual base salary from $450,000 to $475,000; and an increase in the target bonus under MIP from 50% to 55% of annual base salary.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: February 23, 2009	By:	/s/ David W. Gryska

Name: David W. Gryska
Title: Senior Vice President and Chief Financial Officer